Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 23, 2014, by and between Aéropostale, Inc., a Delaware corporation (the “Company”), and Aero Investors LLC, a Delaware limited liability company (“Investor”).

RECITALS

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of the date hereof, by and among the Company, the guarantors named therein, Investor, as agent, and the other lenders party thereto (the “Loan Agreement”), Investor agreed to make a “Tranche A Term Loan” (as defined in the Loan Agreement) to the Company in the aggregate principal amount of $100,000,000 on the terms contained therein;

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Investor (the “Purchase Agreement”), Investor agreed to purchase from the Company, and the Company agreed to issue and sell to Investor, an aggregate of 1,000 shares of Series B Convertible Preferred Stock of the Company, par value $0.01 per share (the “Convertible Preferred Stock”), which shares are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms set forth in the Certificate of Designation of Preferences of Series B Convertible Preferred Stock attached to the Purchase Agreement;

WHEREAS, as a condition to the consummation of the Purchase Agreement, the Company and Investor entered into that certain Investor Rights Agreement, dated as of the date hereof, which sets forth certain of their respective rights and obligations with respect to the capital stock of the Company, including the Convertible Preferred Stock; and

WHEREAS, as a condition to the consummation of the transactions contemplated by each of the Loan Agreement and the Purchase Agreement, the Company has agreed to enter into this Agreement in order to grant certain registration rights to Investor, as set forth below.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	GENERAL

1.1                 Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity.  The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Convertible Preferred Stock” has the meaning set forth in the recitals.

“Demand Registration Requests Available” shall mean the number equal to three (3) less (i) the number of Registration Statements requested by Investor pursuant to Section 2.1(b) and (ii) the number of underwritten shelf takedowns requested by Investor pursuant to Section 2.1(g).

“Effective Date” means, with respect to a Registration Statement filed pursuant to Section 2.1, the date that such Registration Statement is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to any Registration Statement required to be filed pursuant to Section 2.1, the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1 under the Securities Act or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial historical information by reference to other documents filed by the Company with the SEC.

“Form S-3” means a Registration Statement on Form S-3 under the Securities Act or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial historical and prospective information by reference to other documents filed by the Company with the SEC.

“Investor” has the meaning set forth in the preamble.

“Loan Agreement” has the meaning set forth in the recitals.

“Misstatement” has the meaning set forth in Section 2.4.

“Person” means any individual, corporation, partnership, sole proprietorship, joint venture, limited liability company, business trust, joint stock company, trust, association or unincorporated organization or any government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.

“Registrable Securities” means (1) the Shares or other securities issuable at any time upon conversion of the Convertible Preferred Stock and (2) any other shares of Common Stock held by the Investor or any of its Affiliates, including without limitation, any shares of Common Stock held by Lemur LLC, a Delaware limited liability company.  Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by Investor, its Affiliates or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act, or (ii) they may be sold by their holder pursuant to Rule 144 without regard to the manner of sale and volume requirements thereunder; provided, that, in the case of the foregoing clause (ii), to the extent that any of such securities subsequently become ineligible for sale pursuant to Rule 144 or again cannot be sold in full without limitation of any kind, they shall be deemed Registrable Securities again.

 “Registration Expenses” shall mean all fees and expenses incurred by the Company and Investor or any other holder of Registrable Securities relating to any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for the Company, blue sky compliance and filing fees and expenses, expenses of the Company’s independent accountants, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid by the Company.

“Registration Statement” means any registration statement (including a Shelf Registration) filed by the Company under the Securities Act, pursuant to the registration rights provided hereunder, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” or “Commission” means the Securities and Exchange Commission or any successor agency.

“Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and any fees and disbursements of any counsel representing Investor or any of its Affiliates (or any subsequent holder of Registrable Securities) in connection with a Registration Statement or the sale of Registrable Securities.

“Shares” refers to the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Suspension Notice” has the meaning set forth in Section 2.4(b).

“Termination Date” has the meaning set forth in Section 2.1(a)

“Underwritten Offering Requests Available” shall mean the number equal to three (3) less (i) the number of underwritten offerings requested by Investor pursuant to Section 2.1(g) and (ii) the number of Registration Statements requested by Investor pursuant to Section 2.1(b) that do not involve an underwriter.

“Violation” has the meaning set forth in Section 2.6(a).

SECTION 2.	REGISTRATION

2.1                Shelf Registration.

(a)    Upon the written request of Investor or its Affiliates from time to time, the Company shall use its commercially reasonable efforts to file with the SEC a Registration Statement on Form S-3 with respect to the resale from time to time, subject to the restrictions in Section 2.1(g), whether underwritten or otherwise, of the Registrable Securities by Investor or any of its Affiliates (a “Shelf Registration”); provided, that the Company shall not be required to effect any Shelf Registration if Form S-3 is not available for such offering and no other form is available on which to register such offering on a continuous or delayed basis, in which event Investor shall have the right to request that number of registrations for resale under the Securities Act of all or part of the Registrable Securities in accordance with Section 2.1(b) hereof equal to the number of Demand Registration Requests Available, if any; provided, further, that the Company shall not be required to effect a Shelf Registration at any time that another Shelf Registration requested under this Section 2.1(a) remains effective.  The Company shall use its commercially reasonable efforts to cause the Shelf Registration to be filed within sixty (60) days after the initial request and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing and no later than the Effectiveness Deadline.  The Company shall use its commercially reasonable efforts to cause each Shelf Registration, once filed and effective, to remain effective until the date on which all Registrable Securities included in the Registration Statement shall have been publicly sold or shall have otherwise ceased to be Registrable Securities, as determined by counsel to the Company (“Termination Date”).

(b)    In the event no Shelf Registration can occur due to the unavailability of Form S-3 for the registration requested under Section 2.1(a) above, then Investor may make the number of requests for registration of all or part of the Registrable Securities equal to the Demand Registration Requests Available, if any, at which times the Company shall file a Registration Statement on Form S-1 or any similar long-form registration statement as the Company may elect or is required to use, and the Company shall use its commercially reasonable efforts to keep such registration current and effective until the Termination Date; provided, that the Company shall not be required to effect a registration if the aggregate offering price of the securities to be offered in such registration is less than $10,000,000 unless the Registrable Securities to be offered constitute all of the then outstanding Registrable Securities.  Without the prior written consent of Investor, such Registration Statement shall not include shares of Common Stock for sale for the account of any Person other than Investor or its Affiliates.  If any of the Registrable Securities are to be sold in an underwritten offering pursuant to this Section 2.1(b), Investor shall select the managing underwriter or underwriters therefor, subject to the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed).  A request for registration under Section 2.1 shall not count against the number of Demand Registration Requests Available or Underwritten Offering Requests Available if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason attributable to the Company or for any reason not attributable to the selling holder(s) or its Affiliates, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Securities covered by the Registration Statement are sold by the selling holder(s) pursuant to the Registration Statement. In addition, in circumstances other than those described in clauses (i) and (ii) of the immediately preceding sentence, a Registration Statement shall not count against the number of Demand Registration Requests Available or Underwritten Requests Available unless and until it has become effective and Investor and its Affiliates are able to register at least a majority of the Registrable Securities requested by Investor and its Affiliates to be included in such registration.

(c)    In addition, if at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities for the purposes of conducting a public offering (a “Piggyback Registration”), the Company will give Investor written notice thereof no less than fifteen (15) days prior to the anticipated filing date and, subject to Sections 2.1(d), shall include in such registration all Registrable Securities requested in writing by Investor to be included therein (including any such Registrable Securities of Investor’s Affiliates); provided, that any such written request by Investor shall be provided to the Company no later than ten (10) days after receipt by Investor of the Company’s notice to Investor of a Piggyback Registration.  The Company shall not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration that would contravene the provisions of Sections 2.1(c)-(f).

(d)    If the Piggyback Registration is for an underwritten offering, the Company shall so advise in the notice provided to Investor under Section 2.1(c).  In such event, the right of Investor and its Affiliates to be included in a Piggyback Registration shall be conditioned upon Investor’s and its Affiliates’ participation in such underwriting and entry into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(e)    The Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it prior to the effectiveness of such registration, irrespective of whether Investor and its Affiliates have elected to include Registrable Securities in such registration.  The Registration Expenses of such withdrawn or terminated registration under this Section 2.1(e) shall be borne by the Company in accordance with Section 2.2.

(f)    If a Piggyback Registration is initiated as an underwritten offering and the managing underwriters advise the Company and Investor that, in their reasonable opinion, the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share), the Company shall include in such registration: (i) in the case of a primary underwritten offering on behalf of the Company, first, the number of shares of Common Stock that the Company proposes to sell; and second, the number of shares of Common Stock and other Registrable Securities requested to be included therein by holders of Common Stock and other Registrable Securities, including Investor and its Affiliates, pro rata among all such holders on the basis of the number of shares of Common Stock and other Registrable Securities requested to be included therein by all such holders or as such holders and the Company may otherwise agree and (ii) in the case of an underwritten registration on behalf of a holder of shares of Common Stock other than Investor and its Affiliates, first, the number of shares of Common Stock to be included therein by the holder(s) requesting such registration; second, the number of shares of Common Stock and other Registrable Securities requested in good faith by the Company and Investor and its Affiliates (if Investor and its Affiliates have elected to include Registrable Securities in such Piggyback Registration), pro rata among the Company and Investor and its Affiliates on the basis of the number of shares of Common Stock and other Registrable Securities requested in good faith to be included therein by Investor, its Affiliates and the Company.

(g)    Investor shall have the right to make a number of written requests, which requests shall state the number of shares of Registrable Securities to be disposed of, equal to the Underwritten Offering Requests Available, if any, for underwritten offerings of its Registrable Securities pursuant to a Registration Statement.

2.2                 Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any Registration, qualification or compliance hereunder shall be borne by the Company.  The obligation of the Company to bear Registration Expenses shall apply irrespective of whether a registration once properly demanded or requested becomes effective or is withdrawn or suspended.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by Investor and its Affiliates.

2.3                 Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall:

(a)    Comply with the requirements of Section 2.1 above, including preparing and filing with the SEC a Registration Statement with respect to a proposed offering of Registrable Securities and preparing and filing all amendments and supplements related to such Registration Statement and Prospectus and any related issuer free writing prospectuses as may be necessary to comply with applicable securities laws, and the Company shall use its commercially reasonable efforts to have such Registration Statement declared effective as promptly as reasonably practicable, provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to Investor’s counsel copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to Investor and/or its Affiliates that is contained therein, and the Company shall make any changes, with respect to information regarding Investor and/or its Affiliates, reasonably requested by such counsel, to such documents prior to filing.

(b)    Furnish to Investor and its Affiliates such number of copies of the Prospectus, including a preliminary prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities.

(c)    Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Investor, its Affiliates or any managing underwriter, to keep such registration in effect for so long as such Registration Statement remains in effect and use its commercially reasonable efforts to take any other action which may be reasonably necessary to enable Investor and/or its Affiliates to consummate the disposition in such jurisdiction of the securities owned by Investor and/or its Affiliates; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation (where it is not already subject to taxation), or to file a general consent to service of process in any such jurisdictions.

(d)    In the event of any underwritten public offering involving Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, substance and scope, with the managing underwriter of such offering and use its commercially reasonable efforts to take all such other actions reasonably requested by Investor, its Affiliates or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith (i) make such representations and warranties to Investor, its Affiliates and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested; provided, however, that in no event shall the Company be obligated to make any representations and warranties as to information of Investor or its Affiliates (other than the Company and its subsidiaries) provided in writing by Investor or its Affiliates, or any subsequent holder of Registrable Securities, specifically for inclusion in such Registration Statement, (ii) if an underwriting agreement is entered into, use its commercially reasonable efforts to ensure it contains indemnification provisions and procedures customarily present in similar underwritten offerings of equity securities by similar companies and consistent with the provisions of Section 2.6 hereof, and (iii) deliver such documents and certificates as are customarily delivered by the issuer in similar underwritten offerings of equity securities by similar companies, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  Investor and its Affiliates shall also enter into and perform its obligations under any such agreement.

(e)    Promptly notify Investor and its Affiliates in writing, when Registrable Securities are covered by such Registration Statement, at any time when the Prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and the Company shall promptly prepare and file with the SEC (and furnish to Investor and its Affiliates a reasonable number of copies of) a supplement or amendment to such Prospectus so that, as thereafter delivered to Investor, its Affiliates and the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(f)    Promptly notify Investor and its Affiliates in writing (i) when any Registration Statement filed pursuant to Section 2.1 or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective, (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information, and (iii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)    Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the outside counsel representing the Company for the purposes of such registration, in form, scope and substance as is customarily given to underwriters in similar underwritten public offerings of equity securities by similar companies, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent registered public accountants of the Company (and, if necessary, any other independent certified public accountant of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement), in form, scope and substance as is customarily given by independent registered public accountants to underwriters in similar underwritten public offerings of equity securities by similar companies addressed to the underwriters, if any.

(h)    Use commercially reasonable efforts to prevent the issuance of, and promptly notify Investor and its Affiliates in writing if Registrable Securities are covered by such Registration Statement in the event of the issuance of, any stop order suspending the effectiveness of a Registration Statement, or any order suspending or preventing the use of any related Prospectus or suspending the qualification of any equity securities included in such Registration Statement for sale in any jurisdiction, and use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

(i)    Cooperate with Investor and its Affiliates and use commercially reasonable efforts to procure the timely preparation and delivery of Registrable Securities (whether through The Depository Trust Company (“DTC”), book-entry or physical certificates), which certificates shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such name as Investor and its Affiliates may reasonably request.  Registrable Securities in certificated form and free from all restrictive legends may be transmitted by the transfer agent to Investor and its Affiliates by crediting the account of Investor’s and/or its Affiliates’ prime broker with DTC as directed by Investor and its Affiliates.

(j)    Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172, notify Investor and its Affiliates promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k)    (i) Use commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any national securities exchange on which the Common Stock of the Company is then listed or national market interdealer quotation system on which the Common Stock is then listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form; provided, however, that the applicable listing requirements are satisfied, and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.  The Company shall bear the cost of all reasonable expenses associated with any listing.  A copy of any opinion of counsel accompanying a listing application by the Company with respect to such Registrable Securities shall be furnished to Investor and its Affiliates, upon request.

(l)    Upon reasonable notice to the Company, make available for inspection by a single representative of Investor, its Affiliates and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(m)            Make reasonably available senior executives of the Company to participate in “road show” and other customary marketing presentations from time to time as reasonably requested by the managing underwriter(s); provided, that the Company shall not be obligated to participate in such “road show” and other customary marketing presentations more than one (1) time in any 180 day period; provided, further, that the Company shall not be obligated to participate in any such “road show” and other customary marketing presentations that would materially interfere with the performance of such senior executives’ duties to the Company.

2.4                Suspension of Sales.  Upon (a) receipt of any notice from the Company that: (i) the SEC has issued a stop order suspending the effectiveness of any Registration Statement, or has initiated or threatened any proceeding for such purpose; (ii) the Company has received a notification with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose; (iii) the SEC has made a request for an amendment or supplement to any Registration Statement or any Prospectus or (iv) any Registration Statement or any Prospectus relating thereto is found to contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a “Misstatement”); or (b) receipt of written notice from the Company that the Company’s Board of Directors has determined, in good faith, based upon the advice of counsel, that a registration or disposition of Registrable Securities would require the disclosure of material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or would adversely affect a material proposed financing, acquisition, disposition, merger, reorganization or other comparable transaction (the written notices referred to in the preceding clauses (a) and (b), each, a “Suspension Notice”), the Company shall be entitled, for a reasonable period of time, to postpone the filing or effectiveness of, or suspend the effectiveness of, such Registration Statement (or any amendment thereto) or suspend the use of any related Prospectus and, except in the case of Section 2.4(a)(iii) or Section 2.4(a)(iv) above, as applicable, shall not be required to amend or supplement such Registration Statement, any related Prospectus or any document incorporated by reference therein, and Investor and its Affiliates shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement, until, in the case of Section 2.4(a)(iii) or Section 2.4(a)(iv) above, as applicable, Investor and its Affiliates have received copies of any supplemented or amended Prospectus that corrects any Misstatement, or until Investor and its Affiliates are advised in writing by the Company that the use of the Prospectus may be resumed.  If so directed by the Company in connection with a Prospectus subject to a suspension of sales under this Section 2.4, Investor and its Affiliates shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in Investor’s and its Affiliates’ possession, of such Prospectus as soon as reasonably practicable following receipt of such notice.  In the case of clauses (a)(iv) and (b) of this Section 2.4, (y) notice from the Company that disposition of Registrable Securities may resume shall be given not later than ninety (90) days after the Suspension Notice and (z) at least thirty (30) days shall elapse between such notice and any subsequent Suspension Notice.  The Company shall use its commercially reasonable efforts to minimize the duration of any suspension under this Section 2.4, which shall not, in the case of clauses (a)(iv) and (b) of this Section 2.4, exceed ninety (90) days in any twelve month period.

2.5                 Delay of Registration; Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that Investor and any of its Affiliates participating in such offering shall furnish to the Company such information regarding Investor, its Affiliates, the Registrable Securities held by Investor and its Affiliates and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.6                 Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless Investor, its Affiliates and their officers, directors, agents, general partners, managing members, managers and employees and each Person, if any, who controls Investor and its Affiliates within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any Prospectus, under which such Registrable Securities were registered under the Securities Act, except to the extent that such untrue statement or alleged untrue statement is based solely upon information provided in writing by Investor and/or its Affiliates expressly for use therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except to the extent that such omission or alleged omission is based solely upon information provided in writing by Investor and/or its Affiliates expressly for use therein or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to Investor, its Affiliates or any controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b)    To the extent permitted by law and provided that Investor and its Affiliates are not entitled to indemnification pursuant to Section 2.6(a) above with respect to such matter, Investor and its Affiliates, when selling Registrable Securities, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding Investor and/or its Affiliates and provided in writing by Investor and/or its Affiliates expressly for use in such Registration Statement, including any Prospectus or free writing prospectus thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final Prospectus, amendment, supplement or free writing prospectuses thereto, in reliance upon and in conformity with written information furnished by Investor and/or its Affiliates expressly for use in connection with such Registration Statement; and Investor and/or its Affiliates will pay the Company or controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of Investor’s and/or its Affiliates’ untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor and/or its Affiliates, as applicable (such consent not to be unreasonably withheld, conditioned or delayed); provided, that in no event shall the aggregate of all indemnification payments by Investor and its Affiliates under this Section 2.6(b) exceed the net proceeds from the offering received by Investor and its Affiliates.

(c)    Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount Investor and its Affiliates will be obligated to contribute pursuant to this Section 2.6(d) will be limited to an amount equal to the net proceeds received by Investor and its Affiliates from the offering giving rise to such obligation to contribute (less the aggregate amount of any damages which Investor and its Affiliates have otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the underwritten public offering of Registrable Securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, that the indemnification provisions of Investor and its Affiliates in any underwriting agreement may not conflict with the provisions of this Section 2.6 without the consent of Investor and its Affiliates participating in such underwritten public offering.

(f)    The obligations of the Company, Investor and its Affiliates under this Section 2.6 shall survive the completion of any offering of shares of Common Stock in a Registration Statement under this Section 2.6, and otherwise, regardless of (i) any termination of any underwriting or agency agreement or (ii) the consummation of the sale or successive resales of the registered securities.  The indemnity and contribution agreements contained in this Section 2.6 are in addition to any liability that an indemnifying party may have to an indemnified party.

2.7                 Lock-up Agreement.  Whenever the Company proposes either to register any of its equity securities under the Securities Act or offer for sale its registered equity securities in an underwritten offering for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms), Investor and its Affiliates agree not to effect any sale or distribution, including any sale pursuant to Rule 144, or to request registration under Section 2.1(a) of any Registrable Securities for the time period reasonably requested by the managing underwriter for the underwritten offering; provided, that in no event shall such period exceed ninety (90) days after the Effective Date of the Registration Statement (plus customary lock-up extension periods relating to earnings or material Company news releases) relating to such registration or the pricing of any such offering, as applicable.  The Company agrees that, in connection with an underwritten offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of (other than under the terms of any employment or consulting agreement, any employment offer letter or any similar written agreement for the employment of employees of the Company), or otherwise dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions), other than any such sale or distribution of Common Stock upon conversion of the Convertible Preferred Stock or any other sale or distribution of Registrable Securities, in the case of an underwritten offering, for a period of ninety (90) days from the Effective Date of the Registration Statement pertaining to such Registrable Securities or such shorter period to which Investor and its Affiliates are subject.  If requested by such managing underwriter(s), each of the Company, Investor and its Affiliates agrees to execute a lock-up agreement, in customary form and subject to customary exceptions, consistent with the terms of this Section 2.7.

2.8                 Current Public Information.  The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to permit such holders to sell Registrable Securities pursuant to Rule 144 or a registration on Form S-3.  Upon request, the Company shall deliver to any holder of Registrable Securities a written statement as to whether the Company has complied with the requirements of this Section 2.8.

SECTION 3.	MISCELLANEOUS

3.1                 Successors and Assigns.  Nothing in this Agreement, express or implied, is intended to confer any rights or benefits on any persons that are not parties hereto, except as expressly provided in this Agreement (including without limitation, the rights, benefits and obligations conferred or imposed on Investor’s Affiliates, including Lemur LLC, in its capacity as a holder of Registrable Securities); provided, that Investor and its Affiliates shall be entitled to assign any or all of its rights under this Agreement, in whole or in part, to any transferee of Registrable Securities if such transferee, after such transfer, will hold greater than 25% of the aggregate number of shares of Registrable Securities held by Investor and its Affiliates immediately following the closing of the Purchase Agreement.

3.2                 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws rules.

3.3                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth below, or at such other address as such party may designate, or with a reliable overnight delivery service.

If to the Company:	Aéropostale, Inc.
112 West 34th Street, 22nd Floor
New York, New York 10120
Attention: General Counsel
Telephone: (646) 452-1851
E-mail: MSchuback@aeropostale.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael Aiello
Telephone: (212) 310-8000
E-mail: michael.aiello@weil.com

To Investor:	Aero Investors LLC
c/o Sycamore Partners 9 West 57th Street, 31st Floor
New York, New York 10019
Telephone No.: (212) 796-8500
Fax No.: (212) 796-8501
Attention: Stefan Kaluzny
E-mail: skaluzny@sycamorepartners.com

with a copy (which shall not constitute notice) to:

Law Offices of Gary M. Holihan, P.C. 2345 Larkdale Drive Glenview, Illinois 60025 Attention: Gary M. Holihan Email: garyholihan@gmail.com and Winston & Strawn LLP
35 West Wacker Drive

Chicago, Illinois 60610
Attention: James Faley
Telephone: (312) 558-5792
Facsimile: (312) 558-5700 Email: jfaley@winston.com

3.6                 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor as long as Investor and its Affiliates hold Registrable Securities.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, its Affiliates and the Company.

3.7                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.8                  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.
* * * * *

IN WITNESS WHEREOF, the parties hereto have caused and this Agreement to be executed by their respective undersigned officers duly authorized as of the date first set forth above.

AÉROPOSTALE, INC.

By:	/s/ Marc D. Miller
Name: Marc D. Miller
Title: Executive Vice President and Chief Financial Officer

AERO INVESTORS LLC

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: Chief Executive Officer and President

{Aéropostale, Inc. -
Registration Rights Agreement}

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